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                                                                      EXHIBIT 21



                               HOLLY CORPORATION

                           SUBSIDIARIES OF REGISTRANT




         Holly Corporation owns 100% of the capital stock of the following subsidiaries (state of respective incorporation shown in parentheses):

                     Navajo Corp.                           (Del.)
                     Navajo Holdings, Inc.                  (N.M.)
                     Holly Petroleum, Inc.                  (Del.)
                     Black Eagle, Inc.                      (Del.)
                     Navajo Crude Oil
                       Marketing Company                    (Texas)


       Holly Corporation owns 57.5% and Navajo Corp. owns 42.5% of the capital stock of Navajo Refining Company (Del.).

       Navajo Refining Company owns 100% of the stock of Navajo Northern, Inc. (Nev.), Lorefco, Inc. (Del.), and Navajo Western Asphalt Company (N.M.).

       Navajo Holdings, Inc. owns 100% of the stock of Navajo Pipeline Co.
(Del.).

       Lorefco, Inc. owns 100% of the stock of Lea Refining Company (Del.).

       Black Eagle, Inc. and Navajo Northern, Inc. are the general partners of Montana Refining Company, a Partnership.